Filed Pursuant to Rule 424(b)(3)
Registration No. 333-173892
PROSPECTUS
8,893,211 Shares
Common Stock
     This prospectus relates to the sale or other disposition of up to 8,893,211 shares of our common stock or interests therein by the selling stockholders identified in this prospectus.
     We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. We will, however, receive the proceeds from the sale of shares of our common stock to some of the selling stockholders to the extent they exercise for cash their warrants identified in this prospectus. We will pay the expenses incurred in registering the shares, including legal and accounting fees.
     Except as set forth below, the price or prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. See the “Plan of Distribution” on page 7.
     Our common stock is traded on the NYSE Amex and TSX under the symbol “MCZ.” On May 2, 2011, the last reported sales price for our common stock was $1.98 per share and CN$1.91 per share on the NYSE Amex and the TSX, respectively.
     INVESTING IN THE COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus is May 11, 2011.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this registration statement or any related prospectus, including any information incorporated herein by reference, is accurate as of any date other than the date on the front of the applicable document, or such earlier date as is expressly stated or otherwise apparent with respect to such incorporated information in the applicable document, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since any such date.
     The terms “we,” “us,” “our” and the “company,” as used in this prospectus, refer to Mad Catz Interactive, Inc., unless otherwise indicated.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     Some of the statements in this prospectus and in the documents incorporated by reference constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act. We use words like “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “estimates” and similar expressions to identify these forward-looking statements.
     You should not place undue reliance on our forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. However, our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors,” the information incorporated therein by reference and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. The information in this prospectus speaks only as of the date of this prospectus and the information incorporated herein by reference speaks only as of its date. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

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PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference. This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially “Risk Factors” and our consolidated financial statements and related notes incorporated by reference herein. Please see the section entitled “Where You Can Find More Information” on page 9 of this prospectus.
OUR BUSINESS
     We design, manufacture (through third parties in Asia), market, sell and distribute accessories for all major videogame platforms, the personal computer (“PC”) and, to a lesser extent the iPod and other audio devices. Our accessories are marketed primarily under the Mad Catz, Saitek, Cyborg, Eclipse, Joytech, GameShark, Tritton and AirDrives brands; we also produce for selected customers a limited range of products which are marketed on a “private label” basis. Our products include videogame, PC and audio accessories, such as control pads, video cables, steering wheels, joysticks, memory cards, light guns, flight sticks, dance pads, microphones, car adapters, carry cases, mice, keyboards and headsets. We also market videogame enhancement products and publish videogames.
     Our common stock trades on the Toronto Stock Exchange and the NYSE Amex under the symbol “MCZ.” We had 63,384,977 shares of our common stock issued and outstanding as of April 30, 2011.
     Our registered office is located at 181 Bay Street, Suite 2500, Toronto, Ontario, M5J 2T7. Our telephone number is (416) 360-8600, and out internet website is located at www.madcatz.com (which is not intended to be an active hyperlink in this prospectus). The contents of our website are not part of this prospectus and the reference to our website does not constitute incorporation by reference into the prospectus or any accompanying prospectus supplement of the information contained therein. MCI, our primary operating subsidiary and our operational headquarters is located at 7480 Mission Valley Road, Suite 101, San Diego, California, 92108. MCI’s telephone number is (619) 683-9830.
THE OFFERING
     This prospectus covers up to an aggregate of 8,893,211 shares of common stock (the “Shares”) comprised of (i) 6,352,293 shares of common stock, and (ii) 2,540,918 shares of common stock issuable upon exercise of warrants, which we issued on April 21, 2011 to the selling stockholders. On April 21, 2011, the selling stockholders purchased 6,352,293 shares of common stock and warrants to purchase 2,540,918 shares of common stock at an exercise price of $2.56 per share (the “Warrants”) for an aggregate purchase price of $12,196,400 (the “Private Offering”). The Warrants are exercisable from October 21, 2011 through October 21, 2016. The Warrants contain provisions which would adjust the exercise price in the event we pay stock dividends, effect stock splits or complete other transactions specified in the Warrants, and in inverse proportion adjust the number of shares subject to the Warrants, in the event we issue rights, options or warrants to all holders of shares of common stock (and not to the selling shareholders) entitling them to subscribe for or purchase shares of common stock at a price per share less than the volume weighted average price of the common stock (determined in accordance with the terms of the warrants) on the specified record date.
     We also agreed to file a registration statement, of which this prospectus is a part, on or before May 23, 2011, to register for resale the Shares. We have also agreed to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and in any event by the earlier of: (i) (a) June 20, 2011if the registration statement is not subject to review by the SEC, and (b) August 19, 2011 if the registration statement is subject to review by the SEC, and (ii) the fifth (5th) business day following the date on which we are notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments and the effectiveness of the registration statement may be accelerated.
     Once the registration statement is declared effective, we have agreed to use commercially reasonable efforts to cause such registration statement to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act. If the registration statement is not declared effective by the applicable deadline, or the selling stockholders are otherwise unable to re-sell the Shares under the registration statement, we will be obligated to make pro rata payments to each seller stockholder, as liquidated damages, in an amount equal to 1.5% of the aggregate amount invested by such seller stockholder for each 30-day period or pro rata for any portion thereof following the date by which the registration statement should have been effective, but in no event will such liquidated damages exceed in the aggregate 10% of the aggregate purchase price for the Shares.

RISK FACTORS
     Before deciding to purchase, hold or sell our common stock, you should carefully consider the risks, cautionary statements and other information contained in this prospectus and in our other filings with the SEC that we incorporate by reference, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on our company, our business, financial condition, results of operation and/or liquidity could be seriously harmed. In that event, the market price for our common stock will likely decline, and you may lose all or part of your investment.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:
(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2010, filed with the SEC on June 11, 2010, and Amendment No. 1 thereto, filed on Form 10-K/A with the SEC on July 30, 2010.
(b)	Quarterly Reports on Form 10-Q for the periods ended June 30, 2010, September 30, 2010, and December 30, 2010, filed with the SEC on August 5, 2010, November 4, 2010 and February 9, 2011, respectively.
(c)	Current Reports on Form 8-K filed with the SEC on September 3, 2010, September 16, 2010, October 6, 2010 and April 18, 2011.
(d)	Description of the Registrant’s common stock contained in its Registration Statement on Form 20-F, as amended, filed with the SEC on August 10, 1999, including any amendments or reports filed for the purpose of updating such description.
(e)	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.
     Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the SEC and shall not be deemed “filed” with the SEC and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering of the securities covered by this prospectus will also be deemed incorporated by reference in this prospectus and considered to be part of this prospectus from the date those documents are filed.
     You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference.
     You may obtain a copy of any of the above-referenced documents, at no cost, from our website at www.madcatz.com. Except as specifically incorporated herein above, the information contained in, or that can be accessed through, our website is not part of this prospectus. We will also furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct your requests for documents to:
Director, Investor Relations
Mad Catz Interactive, Inc.
7480 Mission Valley Road, Suite 101
San Diego, California 92108
(619) 683-9830

USE OF PROCEEDS
     We will not receive any proceeds from the sale or other disposition of the shares of common stock or interests therein offered by this prospectus. We will issue an aggregate of 2,540,918 shares of common stock potentially offered by this prospectus only upon the exercise of the Warrants by the selling stockholders. If the selling stockholders exercise all of the Warrants, we would receive proceeds of approximately $6,504,750. We expect to use the proceeds from the exercise of the Warrants, if any, for general corporate purposes. There can be no assurance that the selling stockholders will exercise any of these Warrants, or, if exercised, that any of the underlying shares of common stock will be sold under this prospectus.
SELLING STOCKHOLDERS
     We are registering for sale or other disposition shares of our common stock held by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their transferees, pledgees, donees or other successors.
     The following table sets forth information regarding beneficial ownership of our common stock and additional shares purchasable upon exercise of outstanding warrants, unless otherwise noted. This information is based upon information provided by the selling stockholders as of April 21, 2011 (except as otherwise noted). The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date as of which they provided this information.
     None of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. Michael J. Chill is a managing director of ROTH Capital Partners, LLC, which was the placement agent for the Private Offering. We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.
     Each of the selling stockholders that is affiliated with a registered broker-dealer purchased the securities offered hereby in the ordinary course of business and does not have any agreement or understandings, directly or indirectly, to distribute the shares offered by this prospectus.

					Shares of Common	Percent of Common
	Total Common Stock				Stock Beneficially	Stock Beneficially
	Beneficially Owned		Shares Offered		Owned After	Owned After
Name of Selling Stockholder	Before Offering(1)		Hereby		Offering (2)	Offering (2)
Hartz Capital Investments, LLC	781,250	(3)	1,093,750	(4)	—	*
Empery Asset Master, LTD	390,625	(5)	546,875	(6)	—	*
Iroquois Master Fund Ltd.	1,041,667	(7)	1,458,334	(8)	—	*
Cranshire Capital LP	937,500	(9)	1,312,500	(10)	—	*
Freestone Advantage Partners, LP	104,167	(11)	145,834	(12)	—	*
Tenor Opportunity Master Fund LTD	338,542	(13)	473,959	(14)	—	*
Aria Opportunity Fund LTD	156,250	(15)	218,750	(16)	—	*
Parsoon Opportunity Fund LTD	26,042	(17)	36,459	(18)	—	*
Capital Ventures International	520,000	(19)	728,000	(20)	—	*
Anson Investments Master Fund LP	500,000	(21)	700,000	(22)	—	*
Hudson Bay Master Fund Ltd	390,625	(23)	546,875	(24)	—	*
RLR Partners L.P.	2,012,500	(25)	437,500	(26)	1,700,000	2.7%
Kingsbrook Opportunities Master Fund, LP	260,417	(27)	364,584	(28)	—	*
Chestnut Ridge Partners, LP	130,208	(29)	182,291	(30)	—	*
Midsummer Small Cap Master, Ltd.	260,417	(31)	364,584	(32)	—	*
Glacier Partners, L.P.	150,000	(33)	210,000	(34)	—	*
Michael J. Chill	52,083	(35)	72,916	(36)	—	*
Total			8,893,211

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling security holder has the right to acquire beneficial ownership through the exercise or conversion of any stock option, warrant, preferred stock or other right within 60 days of the date of this prospectus. Notwithstanding the foregoing, the table does not identify a selling security holder as the beneficial owner of shares held by another selling security holder listed in the table. Unless otherwise indicated below, to our knowledge, all selling security holders named in the table have sole voting and investment power with respect to their shares of common stock.

(2)	Assumes that all shares included in this prospectus are sold, and any other shares held before the commencement of this offering are not sold and that the selling stockholders do not acquire any additional shares of our common stock. Percent of common stock beneficially owned is based on 63,384,977 outstanding shares of common stock as of April 30, 2011.

(3)	Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC (“HCI”), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Notwithstanding the foregoing, Mr. Hoe and Mr. Lane disclaim such beneficial ownership. The number of shares beneficially owned prior to the offering excludes 312,500 shares of common stock underlying the Warrants issued to HCI because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(4)	Includes 781,250 shares of common stock issued to HCI and 312,500 shares of common stock underlying the Warrants, in each case issued and sold to HCI in the Private Offering.

(5)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Notwithstanding the foregoing, Mr. Hoe and Mr. Lane disclaim such beneficial ownership. The number of shares beneficially owned prior to the offering excludes 156,250 shares of common stock underlying the Warrants issued to EAM because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(6)	Includes 390,625 shares of common stock issued to EAM and 156,250 shares of common stock underlying the Warrants, in each case issued and sold to EAM in the Private Offering.

(7)	Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Messrs. Silverman and Abbe disclaim such beneficial ownership. The number of shares beneficially owned prior to the offering excludes 416,667 shares of common stock underlying the Warrants issued to IMF because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(8)	Includes 1,041,667 shares of common stock issued to IMF and 416,667 shares of common stock underlying the Warrants, in each case, issued and sold to IMF in the Private Offering.

(9)	Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire. The number of shares beneficially owned prior to the offering excludes 375,000 shares of common stock underlying the Warrants issued to Cranshire because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(10)	Includes 937,500 shares of common stock issued to Cranshire and 375,000 shares of common stock underlying the Warrants, in each case, issued and sold to Cranshire in the Private Offering.

(11)	Downsview is the investment manager for a managed account of Freestone Advantage Partners, LP (“FAP”) and consequently has voting control and investment discretion over securities held in such account. Mr. Kopin has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder. The number of shares beneficially owned prior to the offering excludes 41,667 shares of common stock underlying the Warrants issued to FAP because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(12)	Includes 104,167 shares of common stock issued to FAP and 41,667 shares of common stock underlying the Warrants, in each case, issued and sold to FAP in the Private Offering.

(13)	Robin R. Shah, Partner of Tenor Opportunity Master Fund, Ltd. (“Tenor”), has voting and investment power over the shares beneficially owned by Tenor. The number of shares beneficially owned prior to the offering excludes 135,417 shares of common stock underlying the Warrants issued to Tenor because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(14)	Includes 338,542 shares of common stock issued to Tenor and 135,417 shares of common stock underlying the Warrants, in each case, issued and sold to Tenor in the Private Offering.

(15)	Robin R. Shah, Partner of Aria Opportunity Fund LTD (“Aria”), has voting and investment power over the shares beneficially owned by Aria. The number of shares beneficially owned prior to the offering excludes 62,500 shares of common stock underlying the Warrants issued to Aria because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(16)	Includes 156,250 shares of common stock issued Aria and 62,500 shares of common stock underlying the Warrants, in each case, issued and sold to Aria in the Private Offering.

(17)	Robin R. Shah, Partner of Parsoon Opportunity Fund LTD (“Parsoon”), has voting and investment power over the shares beneficially owned by Parsoon. The number of shares beneficially owned prior to the offering excludes 10,417 shares of common stock underlying the Warrants issued to Parsoon because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(18)	Includes 26,042 shares of common stock issued to Parsoon and 10,417 shares of common stock underlying the Warrants, in each case, issued and sold to Parsoon in the Private Offering.

(19)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Notwithstanding the foregoing, Mr. Kobinger disclaims such beneficial ownership. The number of shares beneficially owned prior to the offering excludes 208,000 shares of common stock underlying the Warrants issued to CVI because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(20)	Includes 520,000 shares of common stock issued to CVI and 208,000 shares of common stock underlying the Warrants, in each case, issued and sold to CVI in the Private Offering.

(21)	Moez Kassam is the Portfolio Manager of Anson Investments Master Fund LP (“Anson”) and has voting and dispositive power over the shares beneficially owned by Anson. The number of shares beneficially owned prior to the offering excludes 200,000 shares of common stock underlying the Warrants issued to Anson because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(22)	Includes 500,000 shares of common stock issued to Anson and 200,000 shares of common stock underlying the Warrants, in each case, issued and sold to Anson in the Private Offering.

(23)	Hudson Bay Capital Management L.P., the investment manager of Hudson Bay Master Fund Ltd. (“Hudson”), has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Notwithstanding the foregoing, Mr. Gerber disclaims any beneficial ownership in such shares. The number of shares beneficially owned prior to the offering excludes 156,250 shares of common stock underlying the Warrants issued to Hudson because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(24)	Includes 390,625 shares of common stock issued to Hudson and 156,250 shares of common stock underlying the Warrants, in each case, issued and sold to Hudson in the Private Offering.

(25)	Ronald Rotter, General Partner of RLR Partners L.P. (“RLR”), has voting and investment power over the shares beneficially owned by RLR. The number of shares beneficially owned prior to the offering excludes 125,000 shares of common stock underlying the Warrants issued to RLR because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(26)	Includes 312,500 shares of common stock issued to RLR and 125,000 shares of common stock underlying the Warrants, in each case, issued and sold to RLR in the Private Offering.

(27)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Notwithstanding the foregoing, each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaims such beneficial ownership. The number of shares beneficially owned prior to the offering excludes 104,167 shares of common stock underlying the Warrants issued to Kingsbrook Opportunities because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(28)	Includes 260,417 shares of common stock issued to Kingsbrook Opportunities and 104,167 shares of common stock underlying the Warrants, in each case, issued and sold to Kingsbrook Opportunities in the Private Offering.

(29)	Kenneth Pasternak, CEO of Chestnut Ridge Partners, LP (“Chestnut”), has voting and investment power over the shares beneficially owned by Chestnut. The number of shares beneficially owned prior to the offering excludes 52,083 shares of common stock underlying the Warrants issued to Chestnut because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(30)	Includes 130,208 shares of common stock issued to Chestnut and 52,083 shares of common stock underlying the Warrants, in each case, issued and sold to Chestnut in the Private Offering.

(31)	Each of Michel Amsalem and Joshua Thomas, as a Managing Member of Midsummer Small Cap Master, Ltd. (“Midsummer”), has sole voting and dispositive power of the shares beneficially owned by Midsummer. The number of shares beneficially owned prior to the offering excludes 104,167 shares of common stock underlying the Warrants issued to Midsummer because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(32)	Includes 260,417 shares of common stock issued to Midsummer and 104,167 shares of common stock underlying the Warrants, in each case, issued and sold to Midsummer in the Private Offering.

(33)	Peter Castellanos is the natural person holding voting and dispositive control over the shares beneficially owned by Glacier Partners, L.P. Notwithstanding the foregoing, Mr. Castellanos disclaims any beneficial ownership of these shares. The number of shares beneficially owned prior to the offering excludes 60,000 shares of common stock underlying the Warrants issued to Glacier Partners, L.P. because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(34)	Includes 150,000 shares of common stock issued to Glacier Partners, L.P. and 60,000 shares of common stock underlying the Warrants, in each case, issued and sold to Glacier Partners, L.P. in the Private Offering.

(35)	The number of shares beneficially owned prior to the offering excludes 20,833 shares of common stock underlying the Warrants issued to Mr. Chill because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. As set forth above, Mr. Chill is a managing director of ROTH Capital Partners, LLC, which was the placement agent for the Offering.

(36)	Includes 52,083 shares of common stock issued to Mr. Chill and 20,833 shares of common stock underlying the Warrants, in each case, issued and sold to Mr. Chill in the Private Offering.

PLAN OF DISTRIBUTION
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any United States stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
     • ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     • block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
     • purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     • an exchange distribution in accordance with the rules of the applicable exchange;
     • privately negotiated transactions;
     • short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
     • through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
     • broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     • a combination of any such methods of sale; and
     • any other method permitted by applicable law.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.
LEGAL MATTERS
     The validity of our common stock offered hereby will be passed upon for us by McMillan LLP, Toronto, Ontario.
EXPERTS
     The consolidated financial statements of Mad Catz Interactive Inc. and subsidiaries as of March 31, 2010 and 2009, and for each of the years in the three-year period ended March 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to the company and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
     We electronically file annual, quarterly and special reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.